SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  December 16, 2011 (September 21, 2011)

China Infrastructure Investment Corporation.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-34150	88-0484183
(Commission File Number)	(IRS Employer Identification No.)

Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road Zhengzhou, Henan Province, PRC	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86 375-2754377
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2011, the Company received a letter of resignation from Mr. Lei Li, who was the Chief Financial Officer of the Company at the time.  Although the Company did not accept Mr. Li’s resignation, Mr. Li did not continue to perform his duties as Chief Financial Officer for the Company.

On December 15, 2011, the Board of Directors was informed that Mr. Li submitted a resignation letter on September 21, 2011 and had ceased working for the Company immediately after such submission.  It was also brought to the attention of the Board of Directors on December 15, 2011,  that the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed on October 13, 2011, its Quarterly Report on 10-Q for the quarter ended September 30, 2011, filed on November 14, 2011 and its Annual Report on Form 10-K/A for the fiscal year ended June 30, 2011, filed on November 14, 2011, all of which included Mr. Li’s signatures had in fact not been prepared or reviewed by Mr. Li, and Mr. Li had not personally signed such reports or consented to the use of his signature on such reports.

The Board of Directors has authorized the Audit Committee of the Company to conduct an internal investigation into the foregoing matter.

The Company will commence a search to identify a qualified candidate to serve as the new Chief Financial Officer, who will be approved by the Board of Directors.  In the interim the Board has approved Ms. Jie Lin, who is currently the VP of Operations, to act as interim Chief Financial Officer.  Ms. Lin  has served as a Vice President of Operations of the Company since March 9, 2008 and has served as Manager of the Finance Department and as Assistant to the General Manager of Pingdingshan Pinglin Expressway Co., Ltd.,  since May 2003. Prior to that, Ms. Lin served as Manager of the Finance Department of Henan Shengrun Real Estate Co., Ltd. in the PRC since March 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Infrastructure Investment Corporation

By:	/s/ Xipeng Li
Name: Xipeng Li
Title: Chief Executive Officer

Dated: December 16, 2011